   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2000.
                                                      REGISTRATION NO. 000-29479
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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 10/A-1

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
              PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                       WORLDWIDE WEB NETWORX CORPORATION

             (Exact name of Registrant as specified in its charter)

           DELAWARE                       541519                   58-2280078
   (State of Incorporation)          (Primary Standard          (I.R.S. Employer
                                        Industrial            Identification No.)
                                Classification Code Number)

                         521 FELLOWSHIP ROAD, SUITE 130
                         MOUNT LAUREL, NEW JERSEY 08054
                                 (856) 914-3100
          (Address and telephone number of principal executive offices and principal place of business)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                        ALLAN M. COHEN, GENERAL COUNSEL
                       WORLDWIDE WEB NETWORX CORPORATION
                         521 FELLOWSHIP ROAD, SUITE 130
                         MOUNT LAUREL, NEW JERSEY 08054
                                 (856) 914-3100

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                 Not applicable

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    Common Stock, $0.001 par value per share
                                (Title of Class)

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
                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized on February 28, 2000

                                             WORLDWIDE WEB NETWORX CORPORATION

                                             By:  /s/ WARREN ROTHSTEIN
                                                  ------------------------------------------
                                                  Warren Rothstein, President and Chief
                                                  Executive Officer

                                 EXHIBIT INDEX

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         * 3.1          Certificate of Incorporation, as amended.

         * 3.2          Bylaws.

         * 4.1          Specimen Common Stock Certificate.

         * 4.2          Form of 6% Cumulative Convertible Debenture of WorldWide Web
                        NetworX Corporation.

         * 4.3 Warrant to Purchase 100,000 shares of common stock of WorldWide Web NetworX Corporation, dated April 2, 1999, issued to Ralph H. Isham.

         * 4.4 Warrant to Purchase 100,000 shares of common stock of WorldWide Web NetworX Corporation, dated April 2, 1999, issued to Arnold P. Kling.

         * 4.5          Form of Warrant to Purchase Common Stock of WorldWide Web
                        NetworX Corporation issued to D.H. Blair Banking
                        Corporation.

        *10.1.          Agreement and Plan of Reorganization, dated as of May 20,
                        1998, between Instra Corp., Keiretsu Corporation and the stockholder of Keiretsu Corporation.

        *10.2.          Agency Agreement, dated November 24, 1998, between
                        Alexander, Wescott & Co., Inc. and WorldWide Web NetworX
                        Corporation.

        *10.3. Stock Issuance Agreement, dated as of December 1, 1998, between Warren Rothstein and WorldWide Web NetworX
                        Corporation.

        *10.4.          BarterOne Membership Interest Sale Agreement, dated as of
                        December 16, 1998, between Energy Trading Company and
                        WorldWide Web NetworX Corporation.

        *10.5.          Acquisition Agreement, dated as of January 29, 1999, between
                        Global Trade Group, Ltd., and WorldWide Web NetworX
                        Corporation.

        *10.6.          Acquisition Agreement, dated as of January 29, 1999, between
                        Positive Asset Remarketing, Inc., and WorldWide Web NetworX
                        Corporation.

        *10.7.          Agreement, dated as of February 16, 1999, among Energy
                        Trading Company, WorldWide Web NetworX Corporation, and NA
                        Acquisition Corp.

        *10.8.          Agreement and Plan of Merger, dated as of February 23, 1999, among Artra Group Incorporated, WorldWide Web NetworX
                        Corporation, NA Acquisition Corp., and WWWX Merger
                        Subsidiary, Inc.

        *10.9.          Acquisition Agreement, dated as of February 24, 1999 between
                        Positive Asset Remarketing, Inc. and WorldWide Web NetworX
                        Corporation.

       *10.10.          Form of Subscription Agreement between WorldWide Web NetworX
                        Corporation and Subscribers of 6% Cumulative Convertible
                        Debenture of WorldWide Web NetworX Corporation.

       *10.11. Acquisition Agreement, dated as of February 25, 1999, between JenCom Digital Technologies, LLC and WorldWide Web
                        NetworX.

       *10.12.          Stock Purchase Agreement, dated March 4, 1999, between D.H.
                        Blair Investment Banking Corp. and WorldWide Web NetworX
                        Corporation.

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
       *10.13.          Consulting Agreement, dated as of April 2, 1999, between
                        Ralph H. Isham and WorldWide Web NetworX Corporation.

       *10.14.          Consulting Agreement, dated as of April 2, 1999, between
                        Arnold P. Kling and WorldWide Web NetworX Corporation.

       *10.15.          Acquisition Agreement, dated as of April 7, 1999, between
                        Admiral Asset Group, Inc., and WorldWide Web NetworX
                        Corporation.

       *10.16.          Agreement, dated April 16, 1999, between Alexander, Wescott
                        & Co., Inc., and WorldWide Web NetworX Corporation.

       *10.17.          Amendment, dated as of April 28, 1999, to the Acquisition
                        Agreement between JenCom Digital Technologies, LLC, and
                        WorldWide Web NetworX Corporation.

       *10.18.          Amendment to Agreement and Plan of Merger, dated as of April
                        30, 1999, among Artra Group Incorporated, WorldWide Web
                        NetworX Corporation, NA Acquisition Corp., and WWWX Merger
                        Subsidiary, Inc.

       *10.19.          Agency Agreement, dated as of May 26, 1999, between D.H.
                        Blair Investment Banking Corp. and WorldWide Web NetworX
                        Corporation.

       *10.20.          Form of Subscription Agreement between WorldWide Web NetworX
                        Corporation and Subscribers of a private placement of WWWX common stock.

       *10.21.          First Amendment to Stock Issuance Agreement, dated as of
                        July 9, 1999, between Warren Rothstein and WorldWide Web
                        NetworX Corporation.

       *10.22.          Agreement and Plan of Merger, dated as of July 9, 1999,
                        among WorldWide Web NetworX Corporation, Intrac Acquisition
                        Corporation, and The Intrac Group.

       *10.23.          Employment Agreement, dated July 23, 1999, between ATM
                        Service, Ltd. and Thomas Settineri.

       *10.24.          Employment Agreement, dated July 23, 1999, between Intrac
                        Acquisition Corporation and Thomas Settineri.

       *10.25.          Employment Agreement, dated July 23, 1999, between ATM
                        Service, Ltd. and Gary Levi.

       *10.26.          Employment Agreement, dated July 23, 1999, between Intrac
                        Acquisition Corporation and Gary Levi.

       *10.27.          Post-Closing Agreement, dated July 23, 1999, among WorldWide
                        Web NetworX Corporation, Intrac Acquisition Corporation, The
                        Intrac Group, Thomas Settineri, and Gary Levi.

       *10.28.          Merger and Acquisition Agreement letter, dated as of July
                        23, 1999, between WorldWide Web NetworX Corporation and D.H.
                        Blair Investment Banking Corp.

       *10.29.          1999 Equity Compensation Plan.

       *10.30. Software License Agreement between ATM Service, Ltd. and entrade.com, Inc. dated September 1999.

       *10.31.          Share Exchange Agreement, dated as of September 23, 1999,
                        between New America Network, Inc. and WorldWide Web NetworX
                        Corporation.

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
       *10.32.          NAI Direct, Inc. Shareholders' Agreement, dated September
                        23, 1999, between Real Quest, Inc., Gerald C. Finn, Jeffrey
                        Finn and NAI Direct, Inc.

       *10.33.          Real Quest, Inc. Shareholders' Agreement, dated September
                        23, 1999, between WorldWide Web NetworX Corporation and New
                        America Network, Inc.

       *10.34.          Employment Agreement, dated September 23, 1999, between NAI
                        Direct, Inc. and Jeffrey Finn.

       *10.35.          Employment Agreement, dated September 23, 1999, between NAI
                        Direct, Inc. and Gerald C. Finn.

       *10.36.          Escrow Agreement, dated September 23, 1999, between
                        WorldWide Web NetworX Corporation, New America Network, Inc.
                        and Weinstein, Goss, Schleifer, Eisenberg, Winkler,
                        Rothweiler & Ostroff.

       *10.37.          Agreement dated December 22, 1999, among WorldWide Web
                        NetworX Corporation, International Commerce Exchange
                        Systems, Inc., JenCom Digital Technologies, Ltd. and Henry
                        Kauftheil.

       *10.38.          Amended and Restated Operating Agreement of WWWX-JenCom,
                        LLC, dated as of January 7, 2000, between WorldWide Web
                        NetworX Corporation and JenCom Digital Technologies, LLC.

       *10.39.          Amended and Restated Operating Agreement of InterCommerce
                        China, LLC, dated as of January 7, 2000, among WorldWide Web
                        NetworX Corporation, International Commerce Exchange
                        Systems, Inc., Lester Wolff International Investment, Ltd.,
                        Henry Kauftheil, Peter Zhenxiang Lu, and Uncas Holdings
                        Limited Partnership.

       *10.40.          Distribution and Operating Agreement, dated as of January 7,
                        2000, between ATM Service, Ltd., and Intercommerce China,
                        LLC.

       *10.41.          Employment Agreement, dated as of January 14, 2000, between
                        WorldWide Web NetworX Corporation and John T. Banigan.

      **10.42.          Shareholders Agreement dated as of February 7, 2000, among
                        Warren Rothstein, Gary Levi, Thomas Settineri, WorldWide Web
                        NetworX Corporation, and ATM Service, Ltd.

          16.1          Letters regarding change in certifying accountant.

         *21.1          Subsidiaries of the Registrant.

         *27.1          Financial Data Schedule

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**  To be filed by amendment

*   Previously filed